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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 18, 2003, relating to the financial statements, which appears in Intraware, Inc.'s Annual Report on Form 10-K, as amended by Amendment One thereto on Form 10-K/A, for the year ended February 28, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 17, 2003

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  Exhibit 23.1
Consent of Independent Accountants